UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2011
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2011, the Board of Directors of Middleburg Financial Corporation (the “Company”) designated John L. Brooks, as the Company’s Senior Vice President and Chief Accounting Officer, as well as its Principal Accounting Officer, a position formerly held by the Company’s Executive Vice President and Chief Financial Officer, Raj Mehra.  Mr. Mehra will continue to serve as the Company’s Principal Financial Officer.

Mr. Brooks, age 53, has served as Senior Vice President and Controller of the Company since April, 2011 and Vice President and Controller since April, 2010.  Previously, Mr. Brooks, a certified public accountant, held the position of Senior Manager with a regional public accounting firm, S.R. Snodgrass, A.C. in Pittsburgh, Pennsylvania and was an Assistant Professor of Accounting with Mount Aloysius College located in Cresson, Pennsylvania.  Mr. Brooks has over 30 years experience working with financial institutions and has held various executive and senior level accounting positions with different financial institutions during his career.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: August 29, 2011	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer